UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 3, 2011

Media Exchange Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-49388	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30 East 76th Street, 6th Floor, New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 249-3050

101 Church Street, Suite 14 Los Gatos, California 95030
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Richard A. Friedman, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, Media Exchange Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger by and among the Company, Intellicell Acquisition Corp., a New York corporation and a wholly-owned subsidiary of MEG (“Merger Sub”) and IntelliCell Biosciences, Inc., a New York corporation (“IntelliCell”). Thereafter, on June 3, 2011, the parties entered into an Amended and Restated Agreement and Plan of Merger (the Merger Agreement, as amended and restated is hereinafter referred to as the “(the “Merger Agreement”). Pursuant to the Merger Agreement, IntelliCell merged with and into the Merger Sub with IntelliCell continuing as the surviving corporation (the “Merger”). As consideration for the Merger, the holders of the an aggregate of 7,860,768 shares of IntelliCell’s common stock exchanged their shares of common stock for an aggregate of 15,348,482 shares of the Company’s common stock and Steven Victor, the principal shareholder of IntelliCell, exchanged an aggregate of 10,575,482 shares of IntelliCell’s common stock for an aggregate of 20,649 shares of the Company’s series B preferred stock, based upon an effective exchange rate of 1.926 shares of the Company for each share of Intellicell common stock held (the “Transaction”). Each share of series B preferred stock shall be convertible into 1,000 shares of the Company’s common stock. In addition, the holders of the series B preferred stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series B preferred stock is convertible into on the record date of such vote multiplied by (b) ten (10). The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the Merger.

In addition to the foregoing, in accordance with the Merger Agreement, all outstanding convertible notes issued by Intellicell (the “IntelliCell Notes”) and warrants issued by Intellicell (the “IntelliCell Warrants”) shall entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of Company common stock as the holder of such Intellicell Notes and Intellicell Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Intellicell Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $990,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,151,163 shares of common stock of the Company (at a conversion price of $0.86) and warrants to purchase an aggregate of 2,262,863 shares of common stock of the Company (at an exercise price of $0.86).

The closing of the Merger took place on June 3, 2011 (the “Closing Date”).

Following the Merger, the Company will be changing its name to IntelliCell Biosciences, Inc., and our trading symbol is expected to be changed as well. As a result of the Merger, IntelliCell became our wholly-owned subsidiary, with Intellicell’s former shareholders acquiring a majority of the outstanding shares of our common stock, as well as all of the shares of our series B preferred stock.

We are filing this Current Report on Form 8-K for the purpose of providing summary information regarding the Merger.  We expect to file a more complete Form 8-K setting forth the information required by Items 1.01, 2.01, 3.02, 5.01, 5.02, 5.03, and 9.01 of that Form 8-K within the time periods permitted by Form 8-K.

A copy of the press release announcing the Merger is attached hereto as Exhibit 99.1

Merger Agreement

Pursuant to the Merger Agreement, at closing, we issued an aggregate of 15,348,482 shares of common stock to the holders of an aggregate of 7,860,768 of IntelliCell’s common stock, and 20,649 shares of the series B preferred stock to Dr. Steven Victor, the principal shareholder of Intellicell, in exchange for an aggregate of 10,575,482 shares of IntelliCell’s common stock, in exchange for 100% of the issued and outstanding shares of Intellicell common stock.  The consideration issued in the Merger was determined as a result of arm’s-length negotiations between the parties.

In addition to the foregoing, in accordance with the Merger Agreement, all outstanding convertible notes issued by Intellicell (the “IntelliCell Notes”) and warrants issued by Intellicell (the “IntelliCell Warrants”) shall entitle the holder to convert or exercise, as the case may be, into and receive the same number of shares of Company common stock as the holder of such Intellicell Notes and Intellicell Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Intellicell Notes and Intellicell Warrants in full immediately prior to the closing of the Merger. Thus, there are an aggregate of $990,000 of Intellicell Notes outstanding which are convertible into an aggregate of 1,151,163 shares of common stock of the Company (at a conversion price of $0.86) and warrants to purchase an aggregate of 2,262,863 shares of common stock of the Company (at an exercise price of $0.86).

The shares of our common stock and series B preferred stock issued to former holders of Intellicell’s common stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these securities contain a legend stating the same.

In connection with the Merger, the Company’s former controlling shareholder entered into a return to treasury agreement pursuant to which he agreed to return to the Company for cancellation all of shares of series A preferred stock of the Company that had previously been issued to him (150,000 shares). The Company then cancelled those shares at the closing of the Merger.

Changes Resulting from the Transaction

We intend to carry on Intellicell’s business as our primary line of business.  Intellicell is headquartered in New York, New York, and is focused on the expanding regenerative medical markets using adipose stromal vascular fraction.  We have relocated our principal executive offices to those of IntelliCell at 30 East 76th Street, 6th Floor, New York, New York.  Our telephone number is (212) 249-3050, and our website is located at www.intellicell.com.  The contents of IntelliCell’s website are not part of this report and should not be relied upon with respect thereto.

Expansion of Board of Directors; Management

In connection with the Merger, on June 3, 2011, Joseph R. Cellura resigned as our chief executive officer and president and Rachael Baer resigned as general counsel, secretary and treasurer, effective immediately, and we appointed (i) Steven Victor MD as our chief executive officer, president, secretary, treasurer and director.  Upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders in compliance with the provisions of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14(f)-1 thereunder, the resignation of Mr. Cellura as a director of our board of directors, and the appointment of Leonard Mazur and Stuart Goldfarb as members of our board of directors will also become effective.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse acquisition,” since the shareholders of IntelliCell own a majority of the outstanding shares of our common stock immediately following the Merger.  IntelliCell  is deemed to be the acquirer in the Merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of IntelliCell and will be recorded at the historical cost basis of IntelliCell.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.  Further, as a result of the issuance of the 15,348,936 shares of our common stock and 20,649 shares of series B preferred stock (which are convertible into an aggregate of 20,649,000 shares of common stock) in the Merger, and cancellation of other shares, a change in control of our company occurred on the date of the consummation of the Merger.  We will continue to be a “smaller reporting company,” as defined under the Exchange Act following the Merger.

Debt Conversions

Prior to the consummation of the Merger, the Company entered into agreements with the holders of an aggregate of $646,995 of notes, which included $307,144 of notes held by affiliates of the Company, pursuant to which such persons agreed to settle and compromise such debt in exchange for the issuance of an aggregate of 12,123 shares of series C preferred stock. Each share of series C preferred stock shall be convertible into 1,000 shares of the Company’s common stock. Certain holders of the Company’s series C preferred stock have contractually agreed to restrict their ability to convert the series C preferred stock such that the number of shares of the Company common stock held by each of holder and its affiliates after such conversion shall not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In addition, prior to the consummation of the Merger, the Company entered into agreements with the holders of (i) an aggregate of $125,000 of notes pursuant to which such persons agreed to settle and compromise such debt in exchange for the issuance of an aggregate of 62,500 shares of common stock and (ii) an aggregate of $375,000 of notes of the Company pursuant to which such person agreed to amend such note to make it convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share). In addition, the Company issued an aggregate of 1,000,000 shares of common stock pursuant to a settlement and compromise with a debt holder of the Company.

Asset Purchase Agreement with Consorteum Holdings, Inc.

Following completion of the Merger, on June 6, 2011, the Company entered into an asset purchase agreement (the “Consorteum Purchase Agreement”) with Consorteum Holdings, Inc. (“Consorteum”) pursuant to which the Company has agreed to sell, transfer and assign to Consorteum, and Consorteum has agreed to purchase from the Company, all of the Company rights, title and interests to, and agreements relating to, its digital trading card business and platform as well as all other intangible assets of the business in exchange for Consorteum assuming an aggregate principal amount of $1,864,152 of indebtedness of the Company in accordance with the terms of that certain assignment and assumption agreement executed on June 6, 2011. Such rights include, but are not limited to, the Company’s name, phone number and listing, goodwill and other intangible assets (including its rights to any intellectual property or proprietary technology), as well as the company’s rights under certain licensing agreements.

On June 6, 2011, the Company and Consorteum entered into an amendment agreement (the “Amendment Agreement”) to the Consorteum Purchase Agreement pursuant to which the parties agreed, among other things, that the obligations of the Parties to consummate the transactions contemplated by the Purchase Agreement is subject to (i) the approval of the Board of Directors of each of the parties, and (ii) the completion of the assignment of the Assumed Liabilities (including receipt of all the necessary consents of the holders of all outstanding indebtedness of the Buyer).

Assuming that the transactions contemplated by the Consorteum Purchase Agreement and the Amendment Agreement and consummated, the Company’s only remaining outstanding notes consist of an aggregate of $750,000 of notes of the Company, $375,000 of which has been amended and is convertible into an aggregate of 187,500 shares of common stock of the Company (based upon a conversion price of $2.00 per share) and the remaining $375,000 is not convertible.

Lock-Up Agreements and Other Restrictions

In connection with the Merger, former shareholders who now hold in the aggregate 12,000 shares of our series C preferred stock, entered into lock-up agreements with us. The lock-up agreements provide that their shares may not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred for a period ending on until August 31, 2011. Certain holders of the Company’s series C preferred stock have contractually agreed to restrict their ability to convert the series C preferred stock such that the number of shares of the Company common stock held by each of holder and its affiliates after such conversion shall not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1	Merger Agreement, dated as of April 26, 2011, between Media Exchange Group, Inc., Intellicell Acquisition Corp. and Intellicell Biosciences, Inc.

2.2	Amended and Restated Merger Agreement, dated as of June 2, 2011, between Media Exchange Group, Inc., Intellicell Acquisition Corp. and Intellicell Biosciences, Inc.

10.1	Asset Purchase Agreement, dated June 6, 2011, by and between Media Exchange Group, Inc. and Consorteum Holdings, Inc.

10.2	Assignment and Assumption Agreement, dated June 6, 2011, by and between Media Exchange Group, Inc. and Consorteum Holdings, Inc.

10.3	Amendment Agreement, dated June 6, 2011, by and between Consorteum Holdings, Inc. and Media Exchange Group, Inc.

99.1	Press Release, dated June 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA EXCHANGE GROUP, INC.

Date: June 7, 2011	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

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